As filed with the Securities and Exchange Commission on December 11, 2023
Registration No. 333-270316

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZKH Group Limited
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	5200 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
7/F, Tower 4, Libao Plaza, No. 36 Shenbin Road
Minhang District, Shanghai 201106
People’s Republic of China
+86 (21) 5080-9696
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Cogency Global Inc.
112 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Yilin Xu, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F, China World Office 2 No. 1, Jian Guo Men Wai Avenue Beijing, the People’s Republic of China +86 10-6535-5500	Brian V. Breheny, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 (202) 371-7180	David T. Zhang, Esq. Mengyu Lu, Esq. Steve Lin, Esq. Kirkland & Ellis LLP c/o 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3761-3300

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 4 is being filed solely for the purpose of filing exhibit 1.1 to this registration statement on Form F-1, or the Registration Statement, to reflect the updated filing status of such exhibit in Item 6 of Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 4 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 3 to the Registration Statement filed on December 8, 2023, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.
The post-offering memorandum and articles of association that we expect to adopt and to become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.
Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.3 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide indemnification for us and our officers and directors for certain liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.
In the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.
Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Ogier Global Subscriber (Cayman) Limited	April 26, 2021	1	Nominal
Phoenix ZKH Limited	April 26, 2021	94,999	RMB3,021(1)
Phoenix ZKH Limited	December 30, 2021	890,582,378	RMB28,319,612(1)
ZKHer Wing Limited	December 30, 2021	187,927,002	RMB30,070,795(1)
June Rain Max Limited	December 30, 2021	50,000,000	RMB500,000(1)
SKY E&S LIMITED	December 30, 2021	20,000,000	RMB6,839,945(1)
Young Bie Limited	December 30, 2021	4,158,540	RMB1,422,209(1)
GSC ZKH Limited	December 30, 2021	4,158,540	RMB1,422,209(1)
Roger Yang Limited	December 30, 2021	4,158,540	RMB1,422,209(1)

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Series Seed Preferred Shares
YIII LIMITED	December 30, 2021	57,541,800	RMB10,357,628(1)
Series A Preferred Shares
YSC Investment III (BVI) Limited	December 30, 2021	30,383,400	US$1,382,833
Shandong Hongqiao Venture Capital Co., Ltd.	December 30, 2021	28,096,600	US$1,279,280
Series A+ Preferred Shares
YSC Investment III (BVI) Limited	December 30, 2021	41,580,000	US$2,102,654
Shandong He An Holdings Limited	December 30, 2021	14,300,000	RMB4,890,000(1)
Shandong Kerong Angel Venture Capital Partnership (L.P.)	December 30, 2021	28,600,000	US$1,447,366
Series B Preferred Shares
Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)	December 30, 2021	467,830,000	US$18,490,016
Tembusu ZKH Holdings Limited	December 30, 2021	129,950,000	US$7,124,064
Cowin ZKH I Limited	December 30, 2021	83,170,000	US$4,503,225
Shenzhen Huiyou Chuangjia Venture Investment Partnership (L.P.)	December 30, 2021	32,469,000	US$1,800,400
Mercury Qing Limited	December 30, 2021	20,790,000	RMB8,000,000(1)
Series B+ Preferred Shares
Gongqingcheng Yuanxi Investment Management Partnership (Limited Partnership)	December 30, 2021	164,391,000	US$15,697,597
YSC Investment III (BVI) Limited	December 30, 2021	50,959,000	US$5,073,553
Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)	December 30, 2021	44,560,000	US$6,069,169
Tembusu ZKH Holdings Limited	December 30, 2021	17,820,000	US$1,709,775
Series C-1 Preferred Shares
INTERNET FUND IV PTE. LTD.	December 30, 2021	249,348,600	US$33,108,108
YSC Investment II (BVI) Ltd.	December 30, 2021	142,484,900	US$18,892,658

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)	December 30, 2021	137,991,600	US$18,319,339
Tembusu ZKH Holdings Limited	December 30, 2021	74,995,500	US$9,973,689
Series C-2 Preferred Shares
ALLIANCE FORCE LIMITED	December 30, 2021	178,106,200	US$23,769,522
Suzhou Industrial Park Yuanhe Bingsheng Equity Investment Fund Partnership (L.P.)	December 30, 2021	83,479,200	US$11,224,057
Shell Ventures Company Limited	December 30, 2021	68,446,300	US$9,521,743
Ningbo Huichen Runze Investment Partnership (L.P.)	December 30, 2021	32,140,900	US$4,201,034
X Adventure Fund I L.P.	December 30, 2021	10,686,400	US$1,418,916
Series D-1 Preferred Shares
Tencent Mobility Limited	December 30, 2021	394,882,600	US$71,150,263
YSC Investment II (BVI) Ltd.	December 30, 2021	73,054,100	US$13,106,923
Shanghai Xiuying Enterprise Management Consulting Partnership (Limited Partnership)	December 30, 2021	56,547,200	US$10,525,345
Jiaxing Shangqi Qixi Equity Investment Partnership (L.P.)	December 30, 2021	52,651,000	US$9,935,537
Eastern Bell International XIII Limited	December 30, 2021	49,906,500	US$8,892,475
Alliance Force Limited	December 30, 2021	36,361,400	US$6,811,513
MC1 (Hong Kong) Limited	December 30, 2021	26,325,500	US$4,723,159
X Adventure Fund I L.P.	December 30, 2021	15,795,300	US$2,837,833
Series D-2 Preferred Shares
Skycus China Fund, L.P.	December 30, 2021	105,302,000	US$18,958,974
Series E Preferred Shares
YF Hephaestus (HK) Limited	December 30, 2021	204,358,500	US$65,359,070
EverestLu Holding Limited	December 30, 2021	129,803,400	US$44,492,560
Stable Investment Corporation	December 30, 2021	116,776,300	US$37,941,617
Tencent Mobility Limited	December 30, 2021	74,940,700	US$24,352,363
Global Logistic Properties Jianfa (Xiamen) Equity Investment Funds Partnership (L.P.)	December 30, 2021	72,985,200	US$23,922,524

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
YSC Investment III (BVI) Limited	December 30, 2021	58,388,200	US$18,920,926
Internet Fund IV PTE. LTD.	December 30, 2021	29,194,100	US$9,459,459
Eastern Bell International XIII Limited	December 30, 2021	29,194,100	US$9,381,503
X Adventure Fund I L.P.	December 30, 2021	16,056,700	US$5,202,693
Skycus China Fund, L.P.	December 30, 2021	14,597,000	US$4,739,743
Cowin ZKH II Limited	December 30, 2021	14,597,000	US$4,744,134
ALLIANCE FORCE LIMITED	December 30, 2021	14,597,000	US$4,829,158
C&D No.3 Holdings Limited	December 30, 2021	14,597,000	US$4,823,559
Cherry Tomatoes International Limited	December 30, 2021	13,137,300	US$4,256,740
Series F Preferred Shares
Canada Pension Plan Investment Board	October 7, 2022	265,071,806	Conversion of US$150,000,000 Series F Convertible Promissory Note
Powhatan & Co., LLC fbo Fidelity Investment Trust: Fidelity Emerging Markets Fund	October 7, 2022	37,926,244	Conversion of US$21,461,870 Series F Convertible Promissory Note
Mag & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	October 7, 2022	21,325,985	Conversion of US$12,068,042 Series F Convertible Promissory Note
Booth & CO. fbo Fidelity Investment Trust: Fidelity Emerging Asia Fund	October 7, 2022	8,603,093	Conversion of US$4,868,356 Series F Convertible Promissory Note
Mag & Co fbo Fidelity Advisor Series VIII: Fidelity Advisor Emerging Asia Fund	October 7, 2022	4,697,991	Conversion of US$2,658,520 Series F Convertible Promissory Note
Mag & Co fbo Fidelity Investment Trust: Fidelity China Region Fund	October 7, 2022	3,131,343	Conversion of US$1,771,978 Series F Convertible Promissory Note
Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	October 7, 2022	2,521,782	Conversion of US$1,427,037 Series F Convertible Promissory Note
THISBE & Co: FBO Fidelity Far East Fund	October 7, 2022	2,497,950	Conversion of US$1,413,551 Series F Convertible Promissory Note
FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool	October 7, 2022	1,634,074	Conversion of US$924,697 Series F Convertible Promissory Note
Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool	October 7, 2022	918,930	Conversion of US$520,008 Series F Convertible Promissory Note

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
THISBE & Co: FBO Fidelity Blue Chip Growth Institutional Trust	October 7, 2022	59,565	Conversion of US$33,707 Series F Convertible Promissory Note
ISLANDMOORING + CO fbo FMR Capital, Inc. Flex Pilot Portfolio	October 7, 2022	46,845	Conversion of US$26,509 Series F Convertible Promissory Note
Tencent Mobility Limited	October 7, 2022	34,742,078	Conversion of US$19,660,000 Series F Convertible Promissory Note
INTERNET FUND IV PTE. LTD.	October 7, 2022	8,835,727	Conversion of US$5,000,000 Series F Convertible Promissory Note

Note:
(1)
Represents consideration paid for the equity interests in ZKH Industrial Supply before the Restructuring. As a part of the Restructuring, ZKH Group Limited made share issuance in the form of share distribution to these shareholders and their respective designated affiliates in proportion to their shareholding in ZKH Industrial Supply.

Series F Convertible Promissory Note(1)	Date of Issuance	Consideration
Canada Pension Plan Investment Board	February 24, 2022	US$150,000,000
Fidelity Investment Trust: Fidelity Emerging Markets Fund	February 24, 2022	US$21,461,870
Fidelity Investment Trust: Fidelity China Region Fund	February 24, 2022	US$1,771,978
Fidelity Investment Trust: Fidelity Advisor Emerging Asia Fund	February 24, 2022	US$2,658,520
Fidelity Far East Fund	February 24, 2022	US$1,413,551
Fidelity Investment Trust: Fidelity Emerging Asia Fund	February 24, 2022	US$4,868,356
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	February 24, 2022	US$12,068,042
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund	February 24, 2022	US$26,509
Fidelity Blue Chip Growth Commingled Pool	February 24, 2022	US$520,008
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund	February 24, 2022	US$1,427,037
Fidelity Blue Chip Growth Institutional Trust	February 24, 2022	US$33,707
FIAM Target Date Blue Chip Growth Commingled Pool	February 24, 2022	US$924,697
Tencent Mobility Limited	February 24, 2022	US$19,660,000
Internet Fund IV PTE. LTD.	February 24, 2022	US$5,000,000

Note:
(1)
Following the completion of the Restructuring, ZKH Group Limited issued an aggregate of 392,013,413 Series F Preferred Shares to Series F Convertible Investors or their respective designated affiliated in October 2022 as a result of full conversion of Series F Convertible Notes.

Share-Based Awards	Date of Issuance	Number of Securities Underlying Share-Based Awards	Consideration
Certain directors, employees and consultants	January 7, 2021 to December 1, 2023	127,125,707	Past and future services to us

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)  Exhibits
See Exhibit Index beginning on page II-8 of this registration statement.
The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.
(b)  Financial Statement Schedules
Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.
ITEM 9.    UNDERTAKINGS.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.
For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(2)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(3)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

ZKH Group Limited
Exhibit Index
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1†	Second Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2†	Form of Third Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately prior to the completion of this offering
4.1†	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2†	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.3†	Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder
4.4†	Shareholders Agreement between the Registrant and other parties thereto dated February 24, 2022
5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class A ordinary shares being registered and certain Cayman Islands tax matters
8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of Han Kun Law Officers regarding certain PRC tax matters (included in Exhibit 99.2)
10.1†	2022 Stock Incentive Plan
10.2†	Form of Amended and Restated 2022 Stock Incentive Plan, effective immediately upon the completion of this offering
10.3†	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.4†	Form of Employment Agreement between the Registrant and its executive officers
10.5†	Convertible Note Subscription Agreement by and among the Registrant and other parties thereto dated January 29, 2022
21.1†	Principal Subsidiaries of the Registrant
23.1†	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm
23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3†	Consent of Han Kun Law Offices (included in Exhibit 99.2)
23.4†	Consent of Cindy Xiaofan Wang, independent director nominee
23.5†	Consent of He Xu, independent director nominee
24.1†	Powers of Attorney (included on signature page)
24.2†	Powers of Attorney (included on signature page)
99.1†	Code of Business Conduct and Ethics of the Registrant
99.2†	Opinion of Han Kun Law Offices regarding certain PRC law matters
99.3†	Consent of CIC
99.4†	Representation under Item 8.A.4 of Form 20-F
99.5†	Representation under Item 8.A.4 of Form 20-F
107†	Filing Fee Table

†
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 11, 2023.
ZKH Group Limited
By:
/s/ Long Chen

Name:
Long Chen

Title:
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 11, 2023.
Signature	Title
/s/ Long Chen Long Chen	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ Chun Chiu Lai Chun Chiu Lai	Chief Financial Officer (Principal Financial and Accounting Officer)
* Junyu Li	Director and Vice President
* Shuangyi Chen	Director and Vice President
* Fengyi Bie	Director and Vice President
* Changxiang Yang	Director and Vice President
* Xiaoyi Wu	Director
* Yingchun Zhu	Director
* Shan Lu	Director
*By /s/ Long Chen Name: Long Chen Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ZKH Group Limited has signed this registration statement or amendment thereto in New York, New York on December 11, 2023.
Authorized U.S. Representative
Cogency Global Inc.
By:
/s/ Colleen A. De Vries

Name: Colleen A. De Vries
Title: Senior Vice President